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                                                                   EXHIBIT 10




                            1997 EXECUTIVE BONUS PLAN

                     SENIOR VICE PRESIDENT, IN FOCUS SYSTEMS

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                                   GENIGRAPHICS

                             EFFECTIVE APRIL 1, 1997



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                             IN FOCUS SYSTEMS, INC.
                            1997 EXECUTIVE BONUS PLAN
                      SR. VICE PRESIDENT, IN FOCUS SYSTEMS
               PRESIDENT AND CHIEF EXECUTIVE OFFICER, GENIGRAPHICS


POLICY: It is In Focus Systems' policy to provide the Sr. Vice President, the opportunity for increased compensation based upon performance against his individual goals/objectives.


GUIDELINES:    1.   Adoption of Plan

                    This Sr. Vice President, Bonus Plan (the "Plan") was adopted by the Board of Directors of In Focus Systems, Inc. (the "Company") effective April 17, 1997.

               2.   Purpose of Plan and Effective Date

                    The purpose of the Plan is to establish the terms and conditions under which the Company will pay the Sr. Vice President bonuses for the calendar year beginning January 1, 1997 and ending December 31, 1997.
                    The provisions of this plan will become effective April 1, 1997.

                    The Senior Vice President bonus for 'Q1 1997 will be calculated based 100% on annual company performance against PBT objectives. His target bonus for 'Q1 shall be 35% of actual base salary earned in 'Q1.

                    Unless the Board of Directors specifically provides otherwise, all Sr. Vice President bonuses will be awarded solely in accordance with this Plan.

               3.   Eligibility

                    Eligibility is limited to the Sr. Vice President.

                    Eligible Sr. Vice Presidents must be in active pay status for an entire quarter to be paid profit sharing for that quarter. The Sr. Vice President must also be in active pay status when profit sharing checks are distributed in order to receive that quarter's profit sharing pay-out.



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                    In the event that the Sr. Vice President is with the Company for less than one year, a pro-rated bonus will be calculated based on number of months employed. No annual bonus will be paid if a Sr. Vice President joins the Company after October 1, 1997. Sr. Vice Presidents must be actively employed on the last day of the year to be eligible for any annual bonus amount.

               4.   Plan Components

                    (a)  Profit Sharing

                    The first component of the bonus plan shall be the payment of the profit sharing, paid quarterly. The percentage to be paid (multiplied by the Sr. Vice President's quarterly salary) shall be at the same rate as calculated for other employees in accordance with the currently approved In Focus Systems Profit Sharing Program. The payment to be made to the Sr. Vice Presidents shall not reduce the amount to be paid to other employees, i.e., shall not come from the profit-sharing pool calculated for other employees.

                    (b)  Annual Bonus

                    The second component of the bonus plan shall be an annual bonus paid at year end based on the performance of the Sr. Vice President against his individual goals/objectives. This pay-out shall be calculated as follows:

                    _ The targeted bonus shall be 60 percent and shall be calculated using the following formula:

                                   Bonus = (1.00G) (60%)

                         where:

                         - G = Individual performance (vs. 1997 goals) determined by the CEO, by comparing the individual Sr. Vice President's performance against his major 1997 goals.

                    _ Other limitations/constraints regarding calculation of the bonus are as follows:

                         - Individual Goals Component of Bonus = 0 if G is less than .75
                         - Maximum bonus component for individual performance = 130%.

               5.   Payment of Sr. Vice President Bonus


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                    Payment of the Sr. Vice President Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

               6.   Discretion of the Board of Directors

                    Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Sr. Vice Presidents in addition to the Sr. Vice President Bonus awarded pursuant to this Plan.

                    The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company's objectives.

                    Any annual bonus greater than $100,000 will require approval of the Corporate Compensation Committee.